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EXHIBIT 21.1

Subsidiaries of Vertis, Inc.

        The following are subsidiaries of Vertis, Inc. as of December 31, 2002 and the jurisdiction in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, each subsidiary listed below is wholly owned by Vertis, Inc.

Name	Jurisdiction of Organization
Vertis, Inc.	Delaware
Vertis Receivables, LLC	Delaware
Big Flower Digital Services (Delaware), Inc.	Delaware
Big Flower Digital LLC	Delaware
Big Flower Leasing, LLC (67%)	Delaware
Big Flower Leasing II, LLC (67%)	Delaware
Enteron Group, LLC	Delaware
Laser Tech Color Mexico, S.A. de C.V.	Mexico
PrintCo., Inc.	Michigan
Vertis Digital Services, Ltd.	United Kingdom
Fusion Premedia Group, Ltd.	United Kingdom
Production Response Limited	United Kingdom
Eric Studio Limited	United Kingdom
The Admagic Group Limited	United Kingdom
Admagic Limited	United Kingdom
Sorcery Print Services Limited	United Kingdom
Illusion Ltd.	United Kingdom
Smith Cashman Borkett Ltd.	United Kingdom
Admagic Too Limited	United Kingdom
Abacus Studios Limited	United Kingdom
Pismo Limited (Lifeboat Matey)	United Kingdom
Matelot Productions Ltd.	United Kingdom
Webcraft, LLC	Delaware
Webcraft Chemicals, LLC	Delaware
Vertis Fragrance	France
Big Flower Leasing, LLC (33%)	Delaware
Big Flower Leasing II, LLC (33%)	Delaware
Vertis Limited	United Kingdom
Vertis Direct Marketing Services (Croydon) Limited	United Kingdom
Vertis Graphic Services Ltd.	United Kingdom
Vertis Envelopes Ltd.	United Kingdom
Vertis Press Ltd.	United Kingdom
Vertis Mailing Services Ltd.	United Kingdom
Vertis Information Services Ltd.	United Kingdom
Operating Support Service (Nederland) B.V.	United Kingdom
Vertis Direct Response Limited	United Kingdom
Vertis Fulfillment Services, Ltd.	United Kingdom
Vertis Communications Services Ltd.	United Kingdom
Vertis Harvey Hunter, Ltd.	United Kingdom
Vertis Direct Marketing Services (Leicester) Limited	United Kingdom
Vertis Colorfactory Limited	United Kingdom
Vertis Marketing Services Limited	United Kingdom

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Subsidiaries of Vertis, Inc.